UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2021

TradeFan, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-222593	30-0968244
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

81 Prospect Street

Brooklyn, New York 11201

(Address of Principal Executive Office) (Zip Code)

(646) 828-1376

(Registrant’s telephone number, including area code)

Vado Corp.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 15, 2021, TradeFan, Inc., formerly known as Vado Corp. (the “Company”), filed a Certificate of Amendment to its Articles of Incorporation (the “Certificate of Amendment”) to (i) change its corporate name from “Vado Corp.” to “TradeFan, Inc.”, (ii) increase its authorized shares of common stock, par value $0.001 per share, from 75,000,000 shares to 490,000,000 shares, and (iii) effect a forward stock split (the “Forward Split”) pursuant to which each share of the Company’s common stock issued and outstanding as of the effective date of the Forward Split were reclassified and changed into three shares of common stock (collectively, the “Amendments”). Except for the Forward Split, which was effective on March 18, 2021, the Amendments were effective March 15, 2021. In connection with the Amendments, the symbol for the Company’s common stock was changed to “VADPD” on March 18, 2021 and will be changed to “TFAN” 20 business days after March 18th.

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by the complete text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are filed as part of this report:

Exhibit No.	Description
3.1	Certificate of Amendment to the Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TradeFan, Inc.

April 1, 2021	By:	/s/ David Lelong
David Lelong, Chief Executive Officer